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                                   EXHIBIT 21
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                        SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Brookline Bancorp, Inc. following the Reorganization:


     Name                                          State of Incorporation
     ----                                          ----------------------

     Brookline Savings Bank                        Massachusetts
            |
     BBS Investment Corporation                    Massachusetts
     160 Associates, Inc.                          Massachusetts
     Brookline Preferred Capital Corporation       Massachusetts